UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

June 6, 2017
Date of Report (Date of earliest event reported)

STORE Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8377 East Hartford Drive, Suite 100 Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

STORE Capital Corporation (the “Company”) is furnishing the presentation attached hereto as Exhibit 99.1, which is incorporated herein by reference.  This presentation will be used by management in meetings with institutional investors and analysts, including at NAREIT’s Investor Forum being held June 6 – 8, 2017 at the New York Hilton Midtown.

The presentation includes non-GAAP financial measures as defined in Regulation G, along with the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), information reconciling the non-GAAP financial measures to the GAAP financial measures, and a discussion of the reasons why the Company believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations. The non-GAAP financial measures presented therein should be considered in addition to, and not in lieu of or alternatives to, GAAP financial measures.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: June 6, 2017
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel

Exhibit Index

Exhibit	Description
99.1	June 2017 NAREIT Investor Forum Presentation